UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

333-174198

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Building 4F, Hesheng Plaza
No. 26 Yousheng S Rd. Jinshui District, Zhengzhou,
Henan People’s Republic of China 450057

(Address of principal executive offices, with zip code)

+86371-63976529

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement

On August 24, 2012 the Board of Directors and the shareholders of the Company have, through unanimous consent, approved the contemplated acquisition agreement. On the same date, China United Insurance Service, Inc.（the “Company” or CUIS）entered into an Acquisition Agreement with all of the shareholders of Action Holdings Financial Limited (“AHFL”), a British Virgin Islands limited liability company, to acquire all of the issued and outstanding shares of AHFL (the “Acquisition Agreement”) and consummated the acquisition contemplated by the Acquisition Agreement.

AHFL directly holds 65.95% of Law Enterprise Co., Ltd., a holding company limited by shares incorporated in Taiwan. Law Enterprise Co., Ltd. directly holds (i) 100% Law Insurance Broker Co., Ltd. (“Dinglv Broker”), a company limited by shares incorporated in Taiwan; (ii) 97.84% of Law Risk Management ＆ Consultant Co., Ltd., a company limited by shares incorporated in Taiwan; and (iii) 96% of Law Insurance Agent Co., Ltd. (“Dinglv Agent”), a limited liability company incorporated in Taiwan (collectively, the “Subsidiaries”, and each a “Subsidiary”). Dinglv Broker primarily engages in insurance brokerage and insurance agency service business across Taiwan, while the other two Subsidiaries are not in active operation.

Immediately prior to the consummation of the acquisition, certain shareholders of AHFL, including Mr. Yi-Hsiao Mao, were also significant shareholders of the Company: (i) Mr. Yi-Hsiao Mao, together with Ms. Shu-Fen Lee (his wife) and Ms. Li-Chieh Mao (his daughter), owned 17.9% of the outstanding shares of the Company and 24.25% of the outstanding shares of AHFL. Mr. Yi-Hsiao Mao, one of the directors of the Company, also acts as the sole director of AHFL and the board chairman of Law Enterprise Co., Ltd., Law Insurance Broker Co., Ltd., Law Risk Management ＆ Consultant Co., Ltd. and Law Insurance Agent Co., Ltd., and as the supervisor of Jiangsu Law Broker Co., Ltd. In addition, Ms. Shu-Fen Lee also acts as general manager of Dinglv Broker; (ii) Ms. Hui-Hsien Chao, a shareholder of AHFL and Dinglv Agent, is also a shareholder of the Company. In addition, Ms. Hui-Hsien Chao also acts as vice-general manager of Dinglv Broker and director of Dinglv Agent; (iii) Ms. Yung-Chi Chuang, a shareholder of AHFL, is also a shareholder and Chief Financial Officer of the Company; (iv) Mr. Tung-Chi Hsieh, a shareholder of AHFL, is also a shareholder of the Company. In addition, Mr. Tung-Chi Hsieh acts as the Chief Operating Officer of the Company; (v) Ms. Wen-Ti Tu, a shareholder of AHFL, is also a shareholder of the Company. In addition, Ms. Wen-Ti Tu acts as the assistant general manager of Dinglv Broker; and (vi) Mr. Wen-Che Shen, a shareholder of AHFL, is also a shareholder of the Company. In addition, Mr. Wen-Che Shen acts as the assistant general manager of Dinglv Broker.

Pursuant to the provisions of the Acquisition Agreement and in exchange for all of the issued and outstanding shares of AHFL, the Company will (i) issue eight million shares of common stock of the Company to the shareholders of AHFL; (ii) issue two million shares of common stock of the Company to certain employees of Dinglv Broker; (iii) create an employee stock option pool, consisting of available options, exercisable for up to two million shares of common stock of the Company; and (iv) pay NT$15 million (US$500,708) and NT$7.5 million (UD$250,354) in cash in two installments, subject to terms and conditions therein. “NT$” shall mean the official currency of Taiwan.

The total consideration to be paid by the Company for the shares of AHFL was established by negotiation by the parties. Upon the completion of the acquisition, the former shareholders of AHFL and certain employees of Dinglv Broker will receive a total of 10,000,000 shares of the Company. This will constitute 34.36% of the common stock and 25.58% of the voting power of the Company. Assuming the exercise of all of the options to be issued from the employee option pool contemplated in the Acquisition Agreement, the employees of Dinglv Broker will receive an additional 2,000,000 shares which will increase the total ownership of the former shareholders of AHFL and certain employees of Dinglv Broker by a total of 12,000,000 shares of the Company. This will constitute 38.58% of the common stock and 29.2% of the voting power of the Company, based on the number of shares currently outstanding and contemplated by the Acquisition Agreement.

Subsequent to the closing of the acquisition, Mr. Yi-Hsiao Mao will hold 100% of the Company’s outstanding preferred shares, and will hold, together with his affiliates, 15.6% of the Company’s outstanding common shares, and 37.18% of the voting power of the Company.

Each of the former shareholders of AHFL and certain employees of Dinglv Broker has agreed to be subject to the following lock-up terms with respect to any of the shares to be received by them under the Acquisition Agreement that he/she: (i) will not, for a period of 4 years commencing from June 30, 2012, sell, transfer or otherwise dispose (“Transfer”) any of his/her allocated CUIS shares; (ii) may Transfer up to 20% of his/her allocated CUIS shares commencing from the end of the fourth year; (iii) may Transfer up to an additional 30% of his/her allocated CUIS shares commencing from the end of the fifth year; and (iv) may freely Transfer any of his/her remaining allocated CUIS shares commencing from the end of the sixth year; provided that each of the former shareholders of AHFL and certain employees of Dinglv Broker may pledge any or all of his/her allocated CUIS shares to qualified financial institutions as security for loans.

The Acquisition Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the terms of the share acquisition described therein and the other actions contemplated by the Acquisition Agreement. The foregoing description of the share acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which is filed as Exhibit 2.1 hereto, and incorporated, herein by reference.

A press release announcing the acquisition of AHFL was issued by the Company and is furnished with this Form 8-K as Exhibit 99.1.

Item 2.01   Completion of Acquisition or Disposition of Assets

On August 24, 2012, the Company consummated the acquisition of AHFL. Subsequent to the acquisition, AHFL is operated as a wholly-owned subsidiary of the Company. The description provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03   Creation of a Direct Financial Obligation

On August 24, 2012, pursuant to the Acquisition Agreement, the Company acquired 100% of the issued and outstanding capital stock of AHFL in exchange for (i) 8,000,000 shares of common stock of the Company to be issued to the shareholders of AHFL; (ii) 2,000,000 shares of common stock of the Company to be issued to certain employees of Dinglv Broker; (iii) creating an employee stock option pool, consisting of available options exercisable for up to two million shares of common stock of the Company; and (iv) paying NT$15 million (US$500,708) and NT$7.5 million (US$250,354) in cash in two installments to the shareholders of AHFL, subject to terms and conditions therein (the “Cash Consideration”). NT$15 million (US$500,708) of the Cash Consideration is payable by the Company on or before March 31, 2013 and NT$7.5 million (US$250,354) of the Cash Consideration is payable by the Company on or after March 31, 2013. There is no interest payable with respect to the Cash Consideration.

Item 3.02   Unregistered Sales of Equity Securities

The description provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The aggregate 10 million shares of common stock of the Company, par value $0.00001 per share, to be issued pursuant to the Acquisition Agreement in exchange for all of the issued and outstanding shares of AHFL, and the 2,000,000 shares to be issued upon exercise of options to be issued in the future to certain employees of Dinglv Broker under the option pool will be issued in reliance on the exemption from registration set forth in Regulation S of the Securities Act of 1933, as amended. In connection with the share acquisition, (i) the issuance of the common stock as purchase price is made in an offshore acquisition transaction, as the Company will only issue common stock of the Company to non-U.S. persons, and (ii) there’s no direct selling efforts made in the United States by the Company or any other person. The Company will rely upon certain representations and warranties of the recipients, including their agreements with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Regulation S under the Securities Act. As such, the shares of common stock may not be offered or sold unless they are registered under the Securities Act or qualify for an exemption from the registration requirements under the Security Act.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the provisions of the Acquisition Agreement, subsequent to the consummation of the share acquisition and within three months after August 24, 2012, the Company will set up an employee stock and option pool, consisting of options exercisable for up to two million shares of common stock of the Company, for certain Dinglv Broker key employees. Dinglv Broker, being the only actively operated subsidiary of AHFL, primarily engages in insurance brokerage and insurance agency service business across Taiwan. Upon satisfaction of respective performance criteria of Dinglv Broker employees, the board of directors of Dinglv Broker may submit its recommendation to the Company for its approval and issuance of such options out of the option pool. Details of terms and conditions of such options shall be set forth in separate documents duly approved by the Company.

Item 7.01   Regulation FD Disclosure.

On August 24, 2012, the Company issued a press release announcing the transaction described in Item 1.01 above.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

If and to the extent required, the financial statements provided for by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

If and to the extent required, the financial statements provided for by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1	Acquisition Agreement
99.1	Press Release Announcing the Acquisition of AHFL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: August 24, 2012

	By:	/s/ Lo Chung Mei
	Name:	Lo Chung Mei
	Title:	Chief Executive Officer

EXHIBIT INDEX

2.1	Acquisition Agreement
99.1	Press Release Announcing the Acquisition of AHFL